Exhibit 5.1

PILLSBURY WINTHROP SHAW PITTMAN LLP

31 West 52nd Street

New York, New York, 10019

April 5, 2024

TD SYNNEX Corporation

44201 Nobel Drive

Fremont, California 94538

Ladies and Gentlemen:

We are acting as counsel for TD SYNNEX Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Act”) relating to the registration of an indeterminate initial offering amount of the following securities of the Company: (a) debt securities (“Debt Securities”), and (b) shares of common stock, par value $0.001 per share (“Common Stock”). The Common Stock and Debt Securities are collectively referred to herein as the “Securities.”

The Debt Securities will be issued under an Indenture dated as of August 9, 2021 between the Company and Citibank, N.A., as Trustee, together with an Officer’s Certificate or a Supplemental Indenture in the form to be filed or incorporated by reference as an exhibit to the Registration Statement setting forth the terms of a specific series of the Debt Securities (such Indenture, as so modified or supplemented, the “Indenture”).

We have reviewed the Registration Statement and such other documents, records, certificates and other materials, and have reviewed and are familiar with such corporate proceedings and satisfied ourselves as to such other matters, as we have considered relevant or necessary as a basis for our opinions set forth in this letter. In such review, we have assumed the accuracy and completeness of all agreements, documents, records, certificates and other materials submitted to us, the conformity with the originals of all such materials submitted to us as copies (whether or not certified and including facsimiles), the authenticity of the originals of such materials and all materials submitted to us as originals, the genuineness of all signatures and the legal capacity of all natural persons.

On the basis of the assumptions and subject to the qualifications and limitations set forth herein, we are of the opinion that:

1.

With respect to any of the Debt Securities, when (a) the Indenture has been duly authorized, executed and delivered by the Company and duly qualified under the Trust Indenture Act of 1939, (b) the Board of Directors of the Company or a duly authorized committee of such Board (such Board of Directors or committee being referred to herein as the “Board”) has taken all necessary corporate action to approve the issuance and establish the terms of such Debt Securities, the terms of the offering and related matters, (c) such Debt Securities have been duly executed and authenticated in accordance with

TD SYNNEX Corporation

April 5, 2024

the terms of the Indenture, and (d) such Debt Securities have been issued and sold in the manner contemplated by the Registration Statement and in accordance with the Indenture, such Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any other Security in accordance with the terms of such other Security or the instrument governing such other Security providing for such conversion, exchange or exercise as approved by the Board) will constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

2.

With respect to the Common Stock, when the Board has taken all necessary corporate action to approve the issuance and establish the terms of the offering of shares of the Common Stock and related matters and when such shares have been issued and sold by the Company in the manner contemplated by the Registration Statement and in accordance with such Board action, such shares of Common Stock (including any Common Stock duly issued upon conversion, exchange or exercise of any other Security in accordance with the terms of such other Security or the instrument governing such other Security providing for such conversion, exchange or exercise as approved by the Board) will be duly authorized, validly issued, fully paid and nonassessable.

Our opinion set forth in paragraph 1 above is subject to and limited by the effect of (a) applicable bankruptcy, insolvency, fraudulent conveyance and transfer, receivership, conservatorship, arrangement, moratorium and other similar laws affecting or relating to the rights of creditors generally, (b) general equitable principles (whether considered in a proceeding in equity or at law) and (c) requirements of reasonableness, good faith, materiality and fair dealing and the discretion of the court before which any matter may be brought.

In connection with our opinions set forth above, we have assumed that (a) at or prior to the time of the delivery of any of the Securities the Registration Statement, including any amendments thereto, will be effective under the Act and a supplement to the Prospectus forming a part of the Registration Statement applicable to the offer and sale of such Securities will have been prepared and filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Act, (b) at or prior to the time of the issuance of any of the Securities, the Board shall not have rescinded or otherwise modified the authorization of such Securities, (c) in the case of the issuance of shares of the Common Stock, the Company will have a sufficient number of authorized but unissued shares thereof under the Certificate of Incorporation of the Company at the time of such issuance, and (d) neither the establishment of any terms of any of the Securities after the date hereof nor the issuance and delivery of, or the performance of the Company’s obligations under, such Securities will (i) require any authorization, consent, approval or license of or exemption from, or registration or filing with, or report or notice to, any governmental unit, agency, commission, department or other authority (a “Governmental Approval”) or (ii) violate or conflict with, result in a breach of, or constitute a default under, (A) any agreement or instrument to which the Company or any of its affiliates is a party or by which the Company or any of its affiliates or any of their respective properties may be bound, (B) any Governmental Approval that may be applicable to the Company or any of its affiliates or any of their respective properties, (C) any order, decision, judgment or decree that may be applicable to the Company or any of its affiliates or any of their respective properties or (D) any applicable law (other than the General Corporation Law of the State of Delaware and the law of the State of New York in each case as in effect on the date hereof).

TD SYNNEX Corporation

April 5, 2024

Our opinions set forth in this letter are limited to the General Corporation Law of the State of Delaware and the law of the State of New York, in each case as in effect on the date hereof.

We hereby consent to the filing of this letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the Prospectus forming a part thereof and any supplement thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

PILLSBURY WINTHROP SHAW PITTMAN LLP